Exhibit 99.1

FOR IMMEDIATE RELEASE

EMC Insurance Group Inc. Shareholders Overwhelmingly Approve Transaction with Employers Mutual Casualty Company

Company Taking Steps to Immediately Close Transaction

DES MOINES, Iowa, Sept. 18, 2019 — EMC Insurance Group Inc. (Nasdaq: EMCI) (“EMCI”) today announced that the required majority of the outstanding common stock not owned by Employers Mutual Casualty Company (“EMCC”), its subsidiaries and the executive officers and directors of EMCI, EMCC and their respective subsidiaries have voted in favor of the proposed acquisition of all of the shares of EMCI which EMCC does not currently own for $36.00 per share in cash.

At the September 18, 2019, EMCI Special Meeting of Shareholders (the “Special Meeting”), holders of approximately 68% of the unaffiliated outstanding shares of common stock as of the August 8, 2019 record date for the Special Meeting (which represents approximately 84% of the unaffiliated votes cast) voted in favor of the transaction. Also, approximately 94% of the holders of shares of common stock as of August 8, 2019 present at the meeting and entitled to be cast, including the approximately 54% of shares already held by EMCC, voted in favor of the transaction.

Stephen A. Crane, Chairman of the EMCI Special Committee and EMCI Board of Directors, said, “We are pleased with the outcome of today’s vote and thank our shareholders for their overwhelming support for this transaction, which will deliver an immediate and substantial cash premium to EMCI shareholders.”

The transaction is expected to close on September 19, 2019, subject to the satisfaction of customary closing conditions. The final voting results will be filed with the SEC in a separate Form 8-K, and will be available at www.sec.gov, after certification by EMCI’s inspector of elections.

Advisors

Sandler O’Neill & Partners, L.P. is serving as financial advisor to the Special Committee. Boenning & Scattergood, Inc. provided financial advice to EMCC’s Board of Directors.

Willkie Farr & Gallagher LLP is acting as legal counsel to the Special Committee. Foley & Lardner LLP is acting as legal counsel to EMCC.

About Employers Mutual Casualty Company

Employers Mutual Casualty Company is the parent company of one of the top 50 insurance organizations in the country based on net written premiums. EMCC was organized in 1911 to write workers’ compensation protection in Iowa. Today, operating under the trade name EMC Insurance Companies, EMCC and its subsidiaries provide property and casualty insurance products and services throughout the United States, and EMCC writes reinsurance contracts worldwide. EMCC is licensed in all 50 states and the District of Columbia. For more information, visit www.emcins.com.

About EMC Insurance Group Inc.

EMC Insurance Group Inc. is a publicly held insurance holding company, which was formed in 1974 and became publicly held in 1982. EMCI’s common stock trades on the Global Select Market tier of the Nasdaq Stock Market under the symbol EMCI. EMCI’s parent company is EMCC. Additional information regarding EMCI may be found at investors.emcins.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including the ability to recognize the benefits of the transaction, and the amount of the costs, fees, and expenses and charges related to the transaction. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in EMCI’s filings with the SEC, including EMCI’s Annual Report on Form 10-K and EMCI’s quarterly reports on Form 10-Q. The statements in this news release speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media Contacts:

Sarah Buckley, APR

Director of Community Involvement

sarah.l.buckley@emcins.com

515-345-4588

Matthew Sherman / Aiden Woglom

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Relations:

Steve Walsh

EMCI Director of Investor Relations

steve.t.walsh@emcins.com

515-345-2515